As filed with the Securities and Exchange Commission on March 31, 2015

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Professional Diversity Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	801 W. Adams Street, Suite 600 Chicago, Illinois 60607	80-0900177
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

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Professional Diversity Network, Inc. 2013 Equity Compensation Plan,
Effective March 8, 2013

(Full title of the plan)

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James Kirsch
Chief Executive Officer
Professional Diversity Network, Inc.
801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:
Stephen E. Older
McGuireWoods LLP
1345 Avenue of the Americas, 7th Floor
New York, NY 10105
(212) 548-2122

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock	500,000 shares	$5.00	$2,500,000	$290.50

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(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Determined on the basis of the average of the high and low prices of the Common Stock reported on the NASDAQ Stock Market on March 30, 2015 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement (the “Registration Statement”) of Professional Diversity Network, Inc. (the “Registrant”) in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”).  The information specified in Part I of the Registration Statement will be delivered to eligible employees as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated by reference herein, taken together, constitute a prospectus (the “Prospectus”) that meets the requirements of Sections 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended
December 31, 2014;

(b)           The Registrant’s Current Reports on Form 8-K filed with the SEC on March 12, 2015 (other than information that is furnished but that is deemed not to have been filed); and

(c)           The description of the Registrant’s Common Stock, set forth under the heading “Description of Capital Stock” in the Company’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-181594), filed with the SEC on March 6, 2013, as thereafter amended and supplemented.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents).  Written requests for such copies should be addressed to:  Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, Attn: Secretary.  Telephone requests may be directed to (312) 614-0950.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

           Not applicable.

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Item 6.  Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

Article VII of the Registrant’s certificate of incorporation and Article VIII of the Registrant’s bylaws provide for indemnification to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a party or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Registrant or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise. Such indemnification is provided only if the director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law, the Registrant’s certificate of incorporation and the Registrant’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law, Article VII of the Registrant’s certificate of incorporation and Article VIII of the bylaws of the Registrant.

Pursuant to the Registrant’s certificate of incorporation and bylaws, the Registrant may maintain a directors’ and officers’ insurance policy which insures the directors and officers of the Registrant against liability asserted against such persons in such capacity whether or not the Registrant would have the power to indemnify such person against such liability under the Delaware Corporation Law.

Item 7.  Exemption From Registration Claimed.

Not applicable.

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Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4.1
Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 12 to the Registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

4.2
Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014)

4.3
Amended and Restated By-laws of Professional Diversity Network, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014)

4.4
Professional Diversity Network, Inc. 2013 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.14 of Amendment No. 12 to the Registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

24.1	Powers of Attorney (included on the signature page)

Item 9.  Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%  change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 31st day of March, 2015.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ David Mecklenburger
David Mecklenburger Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of James Kirsch, David Mecklenburger and Christopher Wesser as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Kirsch	Chief Executive Officer and Chairman of	March 30, 2015
James Kirsch	the Board (Principal Executive Officer)

/s/ David Mecklenburger	Chief Financial Officer (Principal	March 30, 2015
David Mecklenburger	Financial Officer and Principal Accounting Officer)

/s/ Donna Brazile	Director	March 30, 2015
Donna Brazile

/s/ Barry Feierstein	Director	March 30, 2015
Barry Feierstein

/s/ Star Jones	Director	March 30, 2015
Star Jones

/s/ Daniel Marovitz	Director	March 30, 2015
Daniel Marovitz

/s/ Stephen Pemberton	Director	March 30, 2015
Stephen Pemberton

/s/ Matthew B. Proman	Director	March 30, 2015
Matthew B. Proman

/s/ Andrea Sáenz	Director	March 30, 2015
Andrea Sáenz

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 12 to the Registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

4.2
Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014)

4.3
Amended and Restated By-laws of Professional Diversity Network, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014)

4.4
Professional Diversity Network, Inc. 2013 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.14 of Amendment No. 12 to the Registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

24.1	Powers of Attorney (included on the signature page)